Exhibit 99.2

RESCISSION ELECTION FORM

TO BE SUBMITTED PURSUANT TO ELECTION
TO RESCIND OR CONTINUE INVESTMENT IN
AVALONBAY COMMUNITIES, INC.

To:	AvalonBay Communities, Inc.
2900 Eisenhower Avenue, Suite 300
Alexandria, VA 22314
c/o Edward M. Schulman, Senior Vice President—General Counsel

I acknowledge that I received a prospectus (the “Prospectus”) from AvalonBay Communities, Inc. (the “Company”), in which the Company offered to repurchase (the “Rescission Offer”) certain shares of its common stock (the “Rescission Shares”) from individuals who received such shares from the Company (a) upon the exercise of employee stock options, (b) upon the conversion of restricted stock units awarded under the Company’s 1994 Stock Incentive Plan or (c) upon the vesting of restricted stock grants awarded under the Company’s 1994 Stock Incentive Plan, in each case during the period from May 24, 2004 through June 12, 2006.

I acknowledge that my election to reject in whole or accept in whole or in part the Rescission Offer is irrevocable as of 5:00 p.m., Eastern Daylight Time, on July 31, 2006, the expiration date of the Rescission Offer. Subject to the terms and conditions of the Rescission Offer and the instructions set forth below, I hereby elect as follows (check applicable box):

_____________________________________________________________________________________________

☐  A.  I REJECT IN WHOLE THE RESCISSION OFFER.

1.               I hereby elect NOT to accept the Company’s offer to repurchase Rescission Shares from me. I will retain all Rescission Shares that I own until such time as I decide to dispose of them to a third party other than the Company (e.g., through an open market sale, through a gift, etc.).

2.               I understand that my decision to reject the Rescission Offer involves investment risks, including risks of the type set forth under the caption “Risk Factors” in the Prospectus and the risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, including the risks identified under the caption “Risk Factors” in that document.

_____________________________________________________________________________________________

☐  B.  I ACCEPT THE RESCISSION OFFER IN WHOLE OR IN PART.

1.               I hereby elect to accept the Rescission Offer and to rescind my acquisition of Rescission Shares as follows (check applicable box):

☐ ALL Rescission Shares acquired and held by me, equal to                                   (fill in number) shares of common stock of the Company; OR

☐ The following Rescission Shares purchased on the dates indicated in the table below,

and to receive (a) for all shares for which I have elected rescission that were acquired through the exercise of stock options, the exercise price of the related option, (b) for all shares for which I have elected rescission that were acquired through the conversion of restricted stock units, the fair market value of each such share received upon conversion of the related restricted stock unit on the date of conversion or (c) for all shares for which I have elected rescission that were acquired through the grant of restricted shares, the fair market value of each such restricted share on the date of vesting, in each case less dividends and plus interest as described in the Prospectus.

PROVIDE THE FOLLOWING INFORMATION FOR ALL SHARES YOU WISH TO RESCIND:

DATE	NUMBER	SHARE	SHARES HELD
OF	OF	CERTIFICATE	THROUGH
ACQUISITION	SHARES	ENCLOSED	BROKER-DEALER
		☐	☐
		☐	☐
		☐	☐
		☐	☐
		☐	☐
		☐	☐

TOTAL NUMBER OF SHARES BEING RESCINDED: _________________________

2.               If I have physical possession of any certificates representing the Rescission Shares being rescinded, I hereby enclose such certificates duly endorsed for transfer.

3.               If I DO NOT have physical possession of any certificates representing Rescission Shares, then I hereby represent that the shares which have been identified above are held in an account at                                   (fill in name of brokerage) (the “Individual Broker”), and that the certificates for such shares are not currently in my physical possession.

Note:  To the extent any such shares held by an Individual Broker are being rescinded pursuant to the Rescission Offer, (i) your signature(s) must be guaranteed by an appropriate representative of the Individual Broker in the space provided on the last page of this Rescission Election Form and (ii) you must enclose a copy of your most recent account statement with the Individual Broker. For detailed instructions on how you can obtain a guarantee and account statement from your Individual Broker, please contact the office of the Company’s general counsel at (703) 317-4742, during normal business hours.

4.              The Company may require further confirmation or proof from you that the shares you are presenting to the Company (in certificated form or from a brokerage account) were acquired from the Company on the dates you so indicate and were not shares acquired at a different time.

5.               If I am accepting the Rescission Offer in part, then, with respect to the Rescission Shares being retained by me, I hereby make the representations set forth in Items 1 and 2 of Section A above.

6.               Subject to and effective upon receipt of my rescission payment in accordance with the terms of the Rescission Offer, I hereby sell, assign and transfer to the order of the Company all right, title and interest in and to all rescinded shares of the Company’s common stock as identified above, and order the registration of any such shares that are held by an Individual Broker transferred to the order of the Company. I hereby represent that I am conveying all interests in the shares free and clear of all liens and encumbrances of any kind, and that no such interest has been previously or concurrently transferred in any manner to any other person or entity.

SIGNATURES TO RESCISSION ELECTION FORM

Print your name and:

(a) if shares are held by a partnership, corporation, trust or entity, the name and capacity of the individual signing on its behalf and/or (b) if shares are held as joint tenants or as community property, the name(s) of the co-purchaser(s).

Printed Name:______________________________

Signature:_________________________________

Date:_____________________________________

Tax Identification No./Social Security No.:
_________________________________________

If joint account:

Signature:_________________________________

Date:_____________________________________

Tax Identification No./Social Security No.:
_________________________________________

Employee Identification Number(s):

_________________________________________

Residence Address:

_________________________________________

_________________________________________

_________________________________________

Mailing Address (if different from residence address):

_________________________________________

_________________________________________

_________________________________________

Telephone Number: (_______) ________________

GUARANTEE OF SIGNATURE(S) BY INDIVIDUAL BROKER
(Required only under the conditions specified in Item 3 above.)

Authorized Guarantor Signature:

_________________________________________

Date:_____________________________________

Printed Name:______________________________

Name of Firm:______________________________

Address of Firm:

_________________________________________

_________________________________________

_________________________________________

Telephone Number: ( ) _______________

INSTRUCTIONS TO RESCISSION ELECTION FORM

1.               GENERAL. The Rescission Election Form, as well as the accompanying Form W-9, should be properly filled out, dated, signed and mailed to the Company at the address set forth on the first page of the Rescission Election Form. The method of delivery to the Company is at your option and risk, but insured registered mail, return receipt requested, is recommended.

2.               SIGNATURES. If the Rescission Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other representative or fiduciary, the person signing must give such person’s full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded together with the Rescission Election Form. If the rescinded shares have been assigned by the registered holder, the Rescission Election Form should be signed in exactly the same form as the name of the last transferee indicated on the books of the Individual Broker or the transfers attached to or endorsed on the certificates.

3.               STOCK CERTIFICATES, BROKERAGE ACCOUNT STATEMENTS AND SIGNATURE GUARANTEES.

A.            If you have physical possession of any certificates representing shares of the Company’s common stock being rescinded, such certificates must be enclosed with the completed Rescission Election Form, duly endorsed for transfer.

B.            If shares of the Company’s common stock being rescinded are being held through an Individual Broker, and the certificates for such shares are not currently in your physical possession: (i) your signature(s) on the last page of the Rescission Election Form must be guaranteed by an appropriate representative of the Individual Broker in the space provided on the last page of this Rescission Election Form and (ii) you must enclose a copy of your most recent account statement with the Individual Broker. You may contact the office of the general counsel of the Company at (703) 317-4742 during normal business hours if you have questions regarding procedures for securing the proper guarantees and a copy of your account statement from a representative of your Individual Broker prior to submitting the Rescission Election Form to us.

4.               TIME IN WHICH TO ELECT. To be effective, a Rescission Election Form, as well as the accompanying Form W-9, must be received by the Company no later than 5:00 P.M., Eastern Daylight Time, on July 31, 2006 (the “Expiration Date”).

5.               MISCELLANEOUS. In the case of acceptance of the Rescission Offer, the Company will arrange to confirm with you the information you have provided in this form and arrange for the transfer of the Rescission Shares you are tendering back to us. Thereafter (but in no event prior to the Expiration Date) the Company will promptly mail you a check for payment of the Rescission Shares.

6.               QUESTIONS. All questions with respect to this Rescission Election Form and the Rescission Offer (including questions relating to the timeliness or effectiveness of any election) will be determined by the Company, which determination shall be final and binding. All questions can be directed to the office of the general counsel of the Company at (703) 317-4742 during normal business hours.

Form W-9 (Rev. November 2005) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 2.

Name (as shown on your income tax return)

Business name, if different from above

Check appropriate box:	☐ Individual/ Sole proprietor	☐ Corporation	☐ Partnership	☐ Other	> .............................	☐ Exempt from backup withholding

Address (number, street, and apt. or suite no.)					Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

  Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note: If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number [ ][ ][ ]- [ ][ ]- [ ][ ][ ][ ]	or	Employer identification number [ ][ ]- [ ][ ][ ][ ][ ][ ][ ]

  Part II Certification

Under penalties of perjury, I certify that:

1.      The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.      I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.      I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 4.)

Sign Here	Signature of U.S. person >	Date >

Purpose of Form

A person who is required to file an information return with the IRS, must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

U.S. person. Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

    1.     Certify the TIN you are giving is correct (or you are waiting for a number to be issued),

    2.     Certify you are not subject to backup withholding, or

    3.     Claim exemption from backup withholding if you are a U.S. exempt payee.

In 3 above, if applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

    For federal tax purposes, you are considered a person if you are:

• An individual who is a citizen or resident of the United States,

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, or

• Any estate (other than a foreign estate) or trust. See Regulations sections 301.7701-6(a) and 7(a) for additional information.

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

    The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

• The U.S. owner of a disregarded entity and not the entity,

Cat. No. 10231X	Form W-9 (Rev. 11-2005)

• The U.S. grantor or other owner of a grantor trust and not the trust, and

• The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the recipient has otherwise become a U.S. resident alien for tax purposes.

    If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

    1.     The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

    2.     The treaty article addressing the income.

    3.     The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

    4.     The type and amount of income that qualifies for the exemption from tax.

    5.     Sufficient facts to justify the exemption from tax under the terms of the treaty article.

    Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

    If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments (after December 31, 2002). This is called "backup withholding." Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

    You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

    1.     You do not furnish your TIN to the requester,

    2.     You do not certify your TIN when required (see the Part II instructions on page 4 for details),

    3.     The IRS tells the requester that you furnished an incorrect TIN,

    4.     The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

    5.     You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

    Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

    Also see Special rules regarding partnerships on page 1.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

    If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name" line.

Limited liability company (LLC). If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations section 301.7701-3, enter the owner's name on the "Name" line. Enter the LLC's name on the "Business name" line. Check the appropriate box for your filing status (sole proprietor, corporation, etc.), then check the box for "Other" and enter "LLC" in the space provided.

Other entities. Enter your business name as shown on required federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name" line.

Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Exempt From Backup Withholding.

If you are exempt, enter your name as described above and check the appropriate box for your status, then check the "Exempt from backup withholding" box in the line following the business name, sign and date the form.

2

    Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

Exempt payees. Backup withholding is not required on any payments made to the following payees:

    1.     An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

    2.     The United States or any of its agencies or instrumentalities,

    3.     A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

    4.     A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

    5.     An international organization or any of its agencies or instrumentalities.

    Other payees that may be exempt from backup withholding include:

    6.     A corporation,

    7.     A foreign central bank of issue,

    8.     A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

    9.     A futures commission merchant registered with the Commodity Futures Trading Commission,

    10.   A real estate investment trust,

    11.   An entity registered at all times during the tax year under the Investment Company Act of 1940,

    12.   A common trust fund operated by a bank under section 584(a),

    13.   A financial institution,

    14.   A middleman known in the investment community as a nominee or custodian, or

    15.   A trust exempt from tax under section 664 or described in section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

THEN the payment is exempt
IF the payment is for . . .	for . . .
Interest and dividend payments	All exempt recipients except for 9

Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Barter exchange transactions and patronage dividends	Exempt recipients 1 through 5

Payments over $600 required to be reported and direct sales over $5,000 (1)	Generally, exempt recipients 1 through 7 (2)

(1)    See Form 1099-MISC, Miscellaneous Income, and its instructions.

(2)    However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees; and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

    If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

    If you are a simple-owner LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter your SSN (or EIN, if you have one). If the LLC is a corporation, partnership, etc., enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

    If you are asked to complete Form W-9 but do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Writing "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

3

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise.

    For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt recipients, see Exempt From Backup Withholding on page 2.

Signature requirements. Complete the certification as indicated in 1 through 5 below.

    1.     Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

    2.     Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

    3.     Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

    4.     Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

    5.     Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:			Give name and SSN of:

1.	Individual		The individual

2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)
4.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or single-owner LLC		The owner(3)

For this type of account:			Give name and EIN of:

6.	Sole proprietorship or single-owner LLC		The owner(3)
7.	A valid trust, estate, or pension trust		Legal entity(4)
8.	Corporate or LLC electing corporate status on Form 8832		The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization		The organization
10.	Partnership or multi-member LLC		The partnership
11.	A broker or registered nominee		The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments		The public entity

(1)    List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

(2)    Circle the minor's name and furnish the minor's SSN.

(3)    You must show your individual name and you may also enter your business or "DBA" name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, IRS encourages you to use your SSN.

(4)    List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

    You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

4